Centennial Tax Exempt Trust
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/98:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            06/24/98                .0000816
            06/25/98                .0000792
            06/26/98                .0000808
            06/27/98                .0000808
            06/28/98                .0000809
            06/29/98                .0000828
            06/30/98                .0000806

            Seven Day
              Total:                .0005667



      Current Yield:          $0.0005667/7 x 365 = 2.95%


                                      365/7
      Effective Yield:  (.0005667 + 1)      - 1  = 3.00%


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Centennial Tax Exempt Trust
Page 2



2. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD ENDED 06/30/98:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 7-day current yield of tax-exempt security positions in the portfolio. b = 7-day current yield of taxable security positions in the portfolio. c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


      Example:          (0.0295 / (1 - .3960)) + 0 = 4.88%





      The Fund's effective tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 7-day effective yield of tax-exempt security positions in the portfolio. b = 7-day effective yield of taxable security positions in the portfolio. c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.



      Example:          (0.0300 / (1 - .3960)) + 0 = 4.97%



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Centennial Tax Exempt Trust
Page 3



3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/98:

      The Fund's current tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 30-day current yield of tax-exempt security positions in the portfolio. b = 30-day current yield of taxable security positions in the portfolio. c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


      Example:          (0.0296 / (1 - .3960) + 0 =   4.90%



      The Fund's effective tax equivalent yield is calculated using the following formula:

                  (a / (1 - c)) + b =  Tax Equivalent Yield


      The symbols above represent the following factors:

      a = 30-day effective yield of tax-exempt security positions in the portfolio. b = 30-day effective yield of taxable security positions in the portfolio. c = Federal stated tax rate for an individual in the 39.6% federal tax bracket filing singly.


      Example:          (0.0300 / (1 - .3960)) + 0 =   4.97%